As filed with the Securities and Exchange Commission on March 9, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AERIE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3109565
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

2030 Main Street, Suite 1500

Irvine, California 92614

(949) 526-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan

(Full title of the Plan)

Vicente Anido, Jr., PhD

Chief Executive Officer

Aerie Pharmaceuticals, Inc.

2030 Main Street, Suite 1500

Irvine, California 92614

Tel. No.: (949) 526-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.001 par value per share	2,500,000 (1)	$47.53 (2)	$118,825,000.00	$13,771.82

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of Aerie Pharmaceuticals, Inc.’s common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Incentive Plan”) by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the Common Stock on March 6, 2017, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

At the 2015 annual meeting of the stockholders of Aerie Pharmaceuticals, Inc. (the “Registrant”), the Registrant’s stockholders approved the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Incentive Plan”), which provides for grants of equity awards to designated employees, directors and other service providers of the Registrant and its affiliates. The number of shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), which may be issued under the Omnibus Incentive Plan was increased by 2,500,000 shares of Common Stock. This Registration Statement on Form S-8 (the “Registration Statement”) relates to the additional 2,500,000 shares authorized for issuance under the Omnibus Incentive Plan.

Pursuant to General Instruction E on Form S-8, the contents of the Registration Statement on Form S-8 with respect to the Aerie Pharmaceuticals, Inc. Omnibus Incentive Plan (Registration No. 333-192030), filed with the Securities and Exchange Commission (the “Commission”) on October 31, 2013, including the information contained therein, are hereby incorporated by reference to this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART I

As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Omnibus Incentive Plan as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus for the Omnibus Incentive Plan that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (Registration No. 001-36152), filed by the Registrant with the Commission under the Securities Act on March 9, 2017.

(b) A description of the Registrant’s Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in the Registration Statement on Form 8-A (File No. 001-36152) filed by the Registrant with the Commission on October 25, 2013, which incorporates by reference the description of the Common Stock contained in the S-1 Registration Statement including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Certain legal matters with respect to the issuance of securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.

Item 6.	Indemnification of Directors and Officers

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 Registration Statement (Registration No. 333-191219) filed on October 15, 2013).

4.2	Form of Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan (incorporated by reference to the appendix to the Registrant’s definitive proxy statement, filed February 27, 2015).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

Item 9.	Undertakings

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Irvine, California on this 9th day of March, 2017.

AERIE PHARMACEUTICALS, INC.

By:	/S/ RICHARD J. RUBINO
Richard J. Rubino
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Vicente Anido, Jr. and Richard J. Rubino and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities of this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ VICENTE ANIDO, JR., PH.D. Vicente Anido, Jr., Ph.D.	Chief Executive Officer, Chairman of the Board (Principal Executive Officer)	March 9, 2017

/s/ RICHARD J. RUBINO Richard J. Rubino	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2017

/s/ GERALD D. CAGLE, PH.D. Gerald D. Cagle, Ph.D.	Director	March 9, 2017

/s/ RICHARD CROARKIN Richard Croarkin	Director	March 9, 2017

/s/ MICHAEL M. DU TOIT Michael M. du Toit	Director	March 9, 2017

/s/ GEOFFREY DUYK, M.D., PH.D. Geoffrey Duyk, M.D., Ph.D.	Director	March 9, 2017

/s/ MURRAY A. GOLDBERG Murray A. Goldberg	Director	March 9, 2017

/s/ BENJAMIN F. MCGRAW, III, PHARM. D. Benjamin F. McGraw, III, Pharm. D.	Director	March 9, 2017

/s/ JULIE MCHUGh Julie McHugh	Director	March 9, 2017

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 Registration Statement (Registration No. 333-191219) filed on October 15, 2013).

4.2	Form of Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan (incorporated by reference to the appendix to the Registrant’s definitive proxy statement, filed February 27, 2015).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.